EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares, no par value, of Mayfair Gold Corp., a British Columbia corporation, and that this agreement may be included as an exhibit to such joint filing.

Date: August 20, 2026

OAKTREE VALUE OPPORTUNITIES FUND, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE LONDON LIQUID VALUE OPPORTUNITIES FUND (VOF), L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director